    As filed with the Securities and Exchange Commission on January 22, 1998
                                                     REGISTRATION NO. 333-43287
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                            SFX ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                     7922                  13-3977880
(State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation         Industrial Classification  Identification Number)
     or Organization)                Code Number)

                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 838-3100
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                   ROBERT F.X. SILLERMAN, EXECUTIVE CHAIRMAN
                            SFX ENTERTAINMENT, INC.
                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 838-3100
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                          ---------------------------

                                    Copy to:

                              AMAR BUDARAPU, ESQ.
                                BAKER & MCKENZIE
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 751-5700

                          ---------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the distribution under the Distribution Agreement described in the Prospectus have been satisfied or waived, and from time to time thereafter pursuant to the exercise of warrants of SFX Broadcasting, Inc.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ---------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                                EXPLANATORY NOTE

         This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-43287) of SFX Entertainment, Inc. (the "Registration Statement"), is being filed solely to include additional exhibits as part of the Registration Statement. This Amendment No. 1 does not contain a copy of the Prospectus included in the initial filing of the Registration Statement on December 24, 1997.

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND SPIN-OFF

         The following table sets forth the various expenses in connection with the distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee.


         SEC Registration Fee...................................  $ 30,777.94
         Nasdaq Fees............................................        --
         Transfer Agent and Registrar Fees......................         *
         Accounting Fees and Expenses...........................         *
         Legal Fees and Expenses................................         *
         Printing, Engraving and Mailing Expenses...............         *
         Miscellaneous..........................................         *
                                                                  -----------
              Total.............................................  $      *
                                                                  ===========
---------------
*   To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

         The SFX Entertainment Certificate provides that no director of SFX Entertainment will be personally liable to SFX Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    o for any breach of the director's duty of loyalty to SFX Entertainment or its stockholders;

    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    o    under Section 174 of the DGCL; or

    o for any transaction from which the director derived an improper personal benefit.

In addition to the circumstances in which a director of SFX Entertainment is not personally liable as set forth above, no director will be liable to SFX Entertainment or its stockholders to such further extent as permitted by any law enacted after the date of the SFX Entertainment Certificate, including any amendment to the DGCL.

         The SFX Entertainment Certificate requires SFX Entertainment to indemnify any person who was, is, or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he (a) is or was a director or officer of SFX Entertainment or (b) is or was serving at the request of SFX Entertainment as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise. This indemnification is to be to the fullest extent permitted by the DGCL. The right to indemnification will be a contract right and, as such, will run to the benefit of any director or officer who is elected and accepts the position of director or officer of SFX Entertainment or elects to continue to serve as a director or officer of SFX Entertainment while this provision of the SFX Entertainment Certificate is in effect. The right to indemnification includes the right to be paid by SFX Entertainment for expenses incurred in defending any such action, suit or proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses is not paid in full by SFX Entertainment within 60 days after a written claim has been received by SFX Entertainment, the claimant may, at any time thereafter, bring suit against SFX Entertainment to recover the unpaid amount of the claim and, if successful in whole or in part, expenses of prosecuting his claim. It will be a defense to any such action that the requested indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving this defense will be on SFX Entertainment. The rights described above do not exclude any other right that any person may have or acquire under any statute, by-law, resolution of stockholders or directors, agreement or otherwise.

         The by-laws of SFX Entertainment require SFX Entertainment to indemnify its officers, directors, employees and agents to the full extent permitted by the DGCL. The by-laws also require SFX Entertainment to pay expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of the fact that he is/was a director (or was serving at SFX Entertainment's request as a director or officer of another corporation) in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director to repay the advance if it ultimately is determined that the director is not entitled to be indemnified by SFX Entertainment as authorized by relevant sections of the DGCL. The indemnification and advancement of expenses provided in the by-laws are not to be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         [Describe issuances of stock of SFX Entertainment in the Pending Acquisitions, as required by S-K item 701.]

         All of the above issuances are made in reliance on the exemption from registration with the SEC contained in Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits:


EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

2.1+ Form of Distribution Agreement, dated ________ __, 1998, between SFX Entertainment and SFX (incorporated by reference to Annex F to
            Schedule 14A of SFX (File number 0-000-22486), filed with the SEC on ________ ___, 1998).

2.2+ Form of Tax Sharing Agreement, dated ________ __, 1998, between SFX Entertainment and SFX.

2.3+ Form of Employee Benefits Agreement, dated __________, 1998, between SFX Entertainment and SFX.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

3.1*        Certificate of Incorporation of SFX Entertainment.

3.2+        Bylaws of SFX Entertainment.

3.3+ Form of Amended and Restated Certificate of Incorporation of SFX Entertainment (incorporated by reference to Annex E to Schedule 14A of SFX, filed with the SEC on ________ ___, 1998).

5.1+        Opinion of Baker & McKenzie.

10.1* Stock Purchase Agreement, dated as of October 11, 1996, by and among Delsener/Slater Enterprises, Ltd., Beach Concerts, Inc., Connecticut Concerts Incorporated, Broadway Concerts, Inc., Ardee Productions, Ltd., In-House Tickets, Inc., Exit 116 Revisited, Inc., Ron Delsener, Mitch Slater and SFX Broadcasting, Inc.

10.2* License Agreement, dated January 29, 1990, by and between the State of New York and Beach Concerts, Inc.

10.3* Amendment to License Agreement of January 29, 1990, dated as of April 11, 1997, by and between the State of New York and Beach Concerts, Inc.

10.4* Lease Agreement, Easement Agreement and Declaration of Restrictive Covenants dated as of May 1, 1996, by and between New Jersey Highway Authority and GSAC Partners.

10.5* Partnership Agreement, dated as of November 18, 1996, by and between Pavilion Partners and Exit 116 Revisited, Inc.

10.6* Asset Purchase and Sale Agreement, dated June 23, 1997, by and among Sunshine Concerts, L.L.C., SFX Broadcasting, Inc., Sunshine Promotions, Inc., P. David Lucas and Steven P. Sybesma.

10.7* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Suntex Acquisition, L.P., SFX Broadcasting, Inc., Suntex, Inc., P. David Lucas, Steven P. Sybesma, Greg Buttrey and John Valant.

10.8* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Deer Creek Amphitheater Concerts, L.P., SFX Broadcasting, Inc., Deer Creek Partners, L.P., Sand Creek Partners, L.P., Sand Creek, Inc., P. David Lucas and Steven P. Sybesma.

10.9* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Murat Centre Concerts, L.P., SFX Broadcasting, Inc., Murat Centre L.P., P. David Lucas and Steven P. Sybesma.

10.10* Asset Purchase and Sale Agreement, dated June 23, 1997, by and among Polaris Amphitheater Concerts, Inc., SFX Broadcasting, Inc., Polaris Amphitheater Limited Partnership and certain of the partners of Polaris Amphitheater Limited Partnership.

10.11* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Sunshine Design, L.P., SFX Broadcasting, Inc., Tourdesign, Inc., P. David Lucas and Steven P. Sybesma.

10.12 Indenture of Lease, dated as of September 1, 1995, by and between Murat Temple Association, Inc. and Murat Centre, L.P.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.13* Agreement of Merger, dated as of February 12, 1997, by and among SFX Broadcasting, Inc., NOC Acquisition Corp., Cadco Acquisition Corp., QN-Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc., Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp.

10.14* Agreement of Merger, dated as of February 14, 1997, by and among SFX Broadcasting, Inc., NOC Acquisition Corp., Cadco Acquisition Corp., QN-Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc., Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp.

10.15* Second Amendment of Agreement of Merger, dated as of March 19, 1997, by and among SFX Broadcasting, Inc., NOC Acquisition Corp., Cadco Acquisition Corp., QN-Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc., Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp.

10.16* Lease Agreement, dated as of September 14, 1994, by and between The City of Hartford and Connecticut Performing Arts Partners.

10.17* Agreement and Plan of Merger and Asset Purchase Agreement, dated as of December 10, 1997, by and among SFX Entertainment, Inc., Contemporary Investments Corporation, Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Capital Tickets, LP, Dialtix, Inc., Contemporary International Productions Corporation, Steven F. Schankman Living Trust, dated 10/22/82, Irving P. Zuckerman Living Trust, dated 11/24/81, Steven F. Schankman and Irving P. Zuckerman.

10.18* Lease Agreement, dated December 13, 1992, by and between Wyandotte County, Kansas and Wyandotte County Parks Board and Sandstone Amphitheater Joint Venture.

10.19* Stock Purchase Agreement, dated as of December 11, 1997, among each of the shareholders of BGP Presents, Inc. and BGP Acquisitions, LLC.

10.20 Amphitheater Lease and Agreement, dated June 20, 1986, between the City of Mountain View, the Mountain View Shoreline Regional Park Community and Shoreline Amphitheater Partners.

10.21* Stock and Asset Purchase Agreement, dated December 2, 1997, between and among SFX Network Group, L.L.C. and SFX Entertainment, Inc., and Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, June E. Brody, Steven A. Saslow and The Network 40, Inc.

10.22* Purchase and Sale Agreement, dated as of December 15, 1997, by and among Alex Cooley, S. Stephen Selig, III, Peter Conlon, Southern Promotions, Inc., High Cotton, Inc., Cooley and Conlon Management, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Interfest, Inc., Concert/Southern Chastain Promotions Joint Venture, Roxy Ventures Joint Venture and SFX Concerts, Inc.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.23* Stock Purchase Agreement, dated as of December 12, 1997 by and between Pace Entertainment Corporation and SFX Entertainment, Inc.

10.24+ Agreement and Plan of Merger, dated as of August 24, 1997, among SFX Buyer, SFX Buyer Sub and SFX (incorporated by reference to Annex A to Schedule 14A of SFX, filed with the SEC on ________ ___,
            1997).

10.25+      Amendment to SCMC Warrant, dated __________ __, 1998.

10.26* Non-Negotiable Promissory Note, dated as of June 23, 1997, between SFX (as maker) and Sunshine Promotions, Inc. (as payee).

10.27 Partnership Agreement, dated as of April 1, 1994, by and among SM/PACE, Inc., YM Corp., The Westside Amphitheater Corporation, Charlotte Amphitheater Corporation and Amphitheater Entertainment Partnership.

10.28 Purchase Agreement, dated as of December 19, 1997, by and among SM/PACE, Inc., PACE Entertainment Corporation, Charlotte Amphitheater Corporation, The Westside Amphitheater Corporation and Viacom Inc.

10.29 Letter Purchase Agreement, dated as of December 22, 1997, by and among SM/PACE, Inc., YM Corp. and PACE Entertainment Corporation.

10.30 Extended Events Management Agreement, dated as of November 21, 1994, by and between The Woodlands Center for the Performing Arts and Pavilion Partners.

10.31 Operator Lease Agreement, dated as of September 26, 1989, by and between the City of Phoenix and The Westside Amphitheatre Corp.

10.32 Addendum to Operator Lease Agreement, dated as of September 26, 1989, by and between the City of Phoenix and Pavilion Partners.

10.33 Memorandum of Lease, dated as of April 1, 1994, by and between the City of Phoenix and Pavilion Partners.

10.34 Lease Agreement, dated as of February 9, 1994, by and between New Jersey Development Authority and Sony Music/Pace Partnership.

10.35 First Amendment to Lease Agreement, dated as of March 11, 1994, by and between New Jersey Economic Development and Sony Music/Pace Partnership.

10.36 Second Amendment to Lease Agreement, dated as of June 7, 1994, by and between New Jersey Economic Development Authority and Pavilion Partners.

10.37 Third Amendment to Lease Agreement, dated as of March 15, 1995, by and between New Jersey Economic Development Authority and Pavilion Partners.

10.38 Fourth Amendment to Lease Agreement, dated as of March 11, 1997, by and between the New Jersey Economic Development Authority and Pavilion Partners.

10.39 Three Way Agreement, dated as of April 28, 1995, by and between New Jersey Economic Development Authority, South Jersey Performing Arts Center, Inc. and Pavilion Partners.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.40 Lease Agreement, dated as of December 1, 1989, between Crossroads Properties, Incorporated and Pace Entertainment Group, Inc.

10.41 Assignment of Ground Lease, dated as of April 6, 1990, by and between Pace Entertainment Group, Inc. and YM/Pace Partnership.

10.42 Partnership Agreement, dated as of July 1, 1991, by and between SM/PACE Partnership and CDC Amphitheaters/I, Inc.

10.43 First Amendment to Partnership Agreement, dated as of January 31, 1992, by and between SM/PACE Partnership and CDC Amphitheaters/I, Inc.

10.44 Lease Agreement, dated as of December 1, 1990, by and between the City of Raleigh, North Carolina and Sony Music/Pace Partnership.

10.45 Amendment to Lease Agreement, dated as of November 15, 1995, by and between Walnut Creek Amphitheater Partnership and City of Raleigh, North Carolina.

10.46 Mutual Recognition Agreement, dated as of December 1, 1990, by and among Walnut Creek Amphitheater Financing Assistance Corporation, First Union National Bank of North Carolina, City of Raleigh, North Carolina and Sony Music/Pace Partnership.

10.47 Mutual Recognition Agreement, dated as of December 1, 1990, by and among Walnut Creek Amphitheater Financing Assistance Corporation, First Union National Bank of North Carolina, City of Raleigh, North Carolina and Sony Music/Pace Partnership.

10.48 Partnership Agreement, dated as of February 28, 1986, by and between Belz Investment Company, Inc., Martin S. Belz and Pace Productions, Inc.

10.49 First Amendment to Partnership Agreement, dated as of June 15, 1986, by and among Belz Investment Company, Martin S. Belz, Belz-Starwood, Inc. and Pace Productions, Inc.

10.50 Partnership Agreement, dated as of May 15, 1996, by and between Pavilion Partners and CDC/SMT, Inc.

10.51 Lease Agreement, Easement Agreement and Declaration of Restrictive Covenants, dated as of January 4, 1995, by and between South Florida Fair and Pam Beach County Expositions, Inc. and Pavilion Partners.

10.52 First Amendment to Lease Agreement, dated as of June 5, 1995, by and between South Florida Fair and Pam Beach County Expositions, Inc. and Pavilion Partners.

10.53 Partnership Agreement, dated as of April 4, 1997, by and between Pavilion Partners and Irvine Meadows Amphitheater.

10.54 Amended and Restated Agreement, dated as of October 1, 1991, by and between The Irvine Company and Irvine Meadows.

10.55 Concession Lease, dated as of October 19, 1992, by and between the County of San Bernardino and Amphitheater Entertainment Corporation.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.56 Partnership Formation Agreement, dated as of January 22, 1988, by and among MCA Concerts II, Inc. and Pace Entertainment Group, Inc.

10.57 Lease and Use Agreement, dated as of December 9, 1987, by and between City of Dallas and Pace Entertainment Group, Inc.

10.58 Agreement, dated as of October 10, 1988, by and between the City of Atlanta and MCA Concerts, Inc.

10.59 Amended Indenture of Lease, February 2, 1984, by and between the City of Atlanta and Filmworks U.S.A., Inc.

10.60 Amendment to Lease Agreement, dated as of October 10, 1988, between the City of Atlanta, Georgia and Filmworks U.S.A., Inc.

10.61 Agreement Regarding Sublease, dated as of January 20, 1988, by and between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.62 First Amendment to Sublease, dated as of January 21, 1988, between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.63 Second Amendment to Sublease, dated as of April 19, 1988, between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.64 Third Amendment to Sublease, dated as of September 15, 1988, between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.65 Memorandum of Agreement, dated as of October 10, 1988, by and between the City of Atlanta and MCA Concerts, Inc.

10.66 Assignment of Sublease, dated as of June 15, 1989, by Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.67 Assignment of Sublease, dated as of June 23, 1989, by Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.68 Assignment of Agreement, dated as of June 15, 1989, by the City of Atlanta and MCA Concerts, Inc.

10.69 Assignment of Agreement, dated as of June 23, 1989, by the City of Atlanta and MCA Concerts, Inc.

10.70 Lease, dated as of June, 1997, by and between 500 Texas Avenue Limited Partnership and Bayou Place Performance Hall General Partnership.

10.71 Master Licensed User Agreement, dated as of February 1, 1996, by and between Ticketmaster Ticketing Co., Inc. and Pace Entertainment Corporation.

10.72 Joint Venture Agreement, dated as of July, 1995 by and between American Broadway, Inc. and Gentry & Associates, Inc.

10.73 Amended and Restated Employment Agreement, dated as of December 12, 1997, by and between SFX Entertainment, Inc. and Brian E. Becker.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.74 Second Amended and Restated Partnership Agreement, dated as of April 1, 1994 by and between The Westside Amphitheatre Corporation, San Bernardino Amphitheater Corporation and YM Corp.

10.75 Employment Agreement, dated as of January 2, 1997, between Delsener/Slater Enterprises, Inc., SFX Broadcasting, Inc. and Ron Delsener.

10.76 Employment Agreement, dated as of January 2, 1997, between Delsener/Slater Enterprises, Inc., SFX Broadcasting, Inc. and Mitch Slater.

10.77 Bank Commitment Letter, dated January 15, 1998, among the Bank of New York, BNY Capital Markets, Inc., Lehman Commercial Paper, Inc., Goldman Sachs Credit Partners L.P. and SFX Entertainment, Inc.

10.78 Summary of Principal Terms and Conditions of Credit Facility, dated January 15, 1998.

21.1+       Subsidiaries of SFX Entertainment.

23.1        Consent of Baker & McKenzie (included in Exhibit 5.1).

23.2*       Consent of Ernst & Young LLP.

23.3*       Consent of Arthur Andersen LLP.

23.4*       Consent of Price Waterhouse LLP.

23.5*       Consent of Brian Becker.

24.1*       Power of Attorney.

27.1*       Financial Data Schedule.

99.1+       Opinion of Lehman Brothers (incorporated by reference to Annex B to
            Schedule 14A of SFX, filed with the SEC on ______ __, 1998).

------------
*   Previously filed.
+   To be filed by amendment.

         (b) Financial Schedules.

         None

ITEM 17. UNDERTAKINGS

(1)      The undersigned registrant hereby undertakes:

         (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 21, 1998.

                                            SFX Entertainment, Inc.

                                            By: /s/ Howard J. Tytel
                                                -------------------------------
                                                Howard J. Tytel
                                                Secretary

                                                 POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

        SIGNATURE                               TITLE                                 DATE
-------------------------    -------------------------------------------       -------------------
            *                Executive Chairman, Member of the Office           January 21 , 1998
-------------------------    of the Chairman and Director
 Robert F.X. Sillerman       (principal executive officer)

            *                President, Chief Executive Officer,                January 21 , 1998
-------------------------    Member of the Office of the
   Michael G. Ferrel         Chairman and Director

            *                Executive Vice President and                       January 21 , 1998
-------------------------    Director
 D. Geoffrey Armstrong

            *                Chief Financial Officer, Vice President            January 21 , 1998
-------------------------    and Director
    Thomas P. Benson         (principal financial and accounting officer)

  /s/ Howard J. Tytel        Executive Vice President, General Counsel,         January 21 , 1998
-------------------------    Secretary and Director
    Howard J. Tytel

            *                Vice President, Assistant General Counsel          January 21 , 1998
-------------------------    and Director
    Richard A. Liese

            *                Director                                           January 21 , 1998
-------------------------
 James F. O'Grady, Jr.

            *                Director                                           January 21 , 1998
-------------------------
      Paul Kramer

            *                Director                                           January 21 , 1998
-------------------------
    Edward F. Dugan


*By: /s/ Howard J. Tytel
    -------------------------
     Howard J. Tytel
     Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

2.1+ Form of Distribution Agreement, dated ________ __, 1998, between SFX Entertainment and SFX (incorporated by reference to Annex F to
            Schedule 14A of SFX (File number 0-____-_____), filed with the SEC on ________ ___, 1998).

2.2+ Form of Tax Sharing Agreement, dated ________ __, 1998, between SFX Entertainment and SFX.

2.3+ Form of Employee Benefits Agreement, dated __________, 1998, between SFX Entertainment and SFX.

3.1*        Certificate of Incorporation of SFX Entertainment.

3.2+        Bylaws of SFX Entertainment.

3.3+ Form of Amended and Restated Certificate of Incorporation of SFX Entertainment (incorporated by reference to Annex E to Schedule 14A of SFX, filed with the SEC on ________ ___, 1998).

5.1+        Opinion of Baker & McKenzie.

10.1* Stock Purchase Agreement, dated as of October 11, 1996, by and among Delsener/Slater Enterprises, Ltd., Beach Concerts, Inc., Connecticut Concerts Incorporated, Broadway Concerts, Inc., Ardee Productions, Ltd., In-House Tickets, Inc., Exit 116 Revisited, Inc., Ron Delsener, Mitch Slater and SFX Broadcasting, Inc.

10.2* License Agreement, dated January 29, 1990, by and between the State of New York and Beach Concerts, Inc.

10.3* Amendment to License Agreement of January 29, 1990, dated as of April 11, 1997, by and between the State of New York and Beach Concerts, Inc.

10.4* Lease Agreement, Easement Agreement and Declaration of Restrictive Covenants dated as of May 1, 1996, by and between New Jersey Highway Authority and GSAC Partners.

10.5* Partnership Agreement, dated as of November 18, 1996, by and between Pavilion Partners and Exit 116 Revisited, Inc.

10.6* Asset Purchase and Sale Agreement, dated June 23, 1997, by and among Sunshine Concerts, L.L.C., SFX Broadcasting, Inc., Sunshine Promotions, Inc., P. David Lucas and Steven P. Sybesma.

10.7* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Suntex Acquisition, L.P., SFX Broadcasting, Inc., Suntex, Inc., P. David Lucas, Steven P. Sybesma, Greg Buttrey and John Valant.

10.8* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Deer Creek Amphitheater Concerts, L.P., SFX Broadcasting, Inc., Deer Creek Partners, L.P., Sand Creek Partners, L.P., Sand Creek, Inc., P. David Lucas and Steven P. Sybesma.

10.9* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Murat Centre Concerts, L.P., SFX Broadcasting, Inc., Murat Centre L.P., P. David Lucas and Steven P. Sybesma.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------c

10.10* Asset Purchase and Sale Agreement, dated June 23, 1997, by and among Polaris Amphitheater Concerts, Inc., SFX Broadcasting, Inc., Polaris Amphitheater Limited Partnership and certain of the partners of Polaris Amphitheater Limited Partnership.

10.11* Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Sunshine Design, L.P., SFX Broadcasting, Inc., Tourdesign, Inc., P. David Lucas and Steven P. Sybesma.

10.12 Indenture of Lease, dated as of September 1, 1995, by and between Murat Temple Association, Inc. and Murat Centre, L.P.

10.13* Agreement of Merger, dated as of February 12, 1997, by and among SFX Broadcasting, Inc., NOC Acquisition Corp., Cadco Acquisition Corp., QN-Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc., Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp.

10.14* Agreement of Merger, dated as of February 14, 1997, by and among SFX Broadcasting, Inc., NOC Acquisition Corp., Cadco Acquisition Corp., QN-Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc., Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp.

10.15* Second Amendment of Agreement of Merger, dated as of March 19, 1997, by and among SFX Broadcasting, Inc., NOC Acquisition Corp., Cadco Acquisition Corp., QN-Acquisition Corp., Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation, QN Corp., Connecticut Performing Arts, Inc., Connecticut Performing Arts Partners and the Stockholders of Nederlander of Connecticut, Inc., Connecticut Amphitheater Development Corporation and QN Corp.

10.16* Lease Agreement, dated as of September 14, 1994, by and between The City of Hartford and Connecticut Performing Arts Partners.

10.17* Agreement and Plan of Merger and Asset Purchase Agreement, dated as of December 10, 1997, by and among SFX Entertainment, Inc., Contemporary Investments Corporation, Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Capital Tickets, LP, Dialtix, Inc., Contemporary International Productions Corporation, Steven F. Schankman Living Trust, dated 10/22/82, Irving P. Zuckerman Living Trust, dated 11/24/81, Steven F. Schankman and Irving P. Zuckerman.

10.18* Lease Agreement, dated December 13, 1992, by and between Wyandotte County, Kansas and Wyandotte County Parks Board and Sandstone Amphitheater Joint Venture.

10.19* Stock Purchase Agreement, dated as of December 11, 1997, among each of the shareholders of BGP Presents, Inc. and BGP Acquisitions, LLC.

10.20 Amphitheater Lease and Agreement, dated June 20, 1986, between the City of Mountain View, the Mountain View Shoreline Regional Park Community and Shoreline Amphitheater Partners.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.21* Stock and Asset Purchase Agreement, dated December 2, 1997, between and among SFX Network Group, L.L.C. and SFX Entertainment, Inc., and Elias N. Bird, individually and as Trustee under the Bird Family Trust u/d/o 11/18/92, Gary F. Bird, individually and as Trustee under the Gary F. Bird Corporation Trust u/d/o 2/4/94, Stephen R. Smith, individually and as Trustee under the Smith Family Trust u/d/o 7/17/89, June E. Brody, Steven A. Saslow and The Network 40, Inc.

10.22* Purchase and Sale Agreement, dated as of December 15, 1997, by and among Alex Cooley, S. Stephen Selig, III, Peter Conlon, Southern Promotions, Inc., High Cotton, Inc., Cooley and Conlon Management, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Interfest, Inc., Concert/Southern Chastain Promotions Joint Venture, Roxy Ventures Joint Venture and SFX Concerts, Inc.

10.23* Stock Purchase Agreement, dated as of December 12, 1997 by and between Pace Entertainment Corporation and SFX Entertainment, Inc.

10.24+ Agreement and Plan of Merger, dated as of August 24, 1997, among SFX Buyer, SFX Buyer Sub and SFX (incorporated by reference to Annex A to Schedule 14A of SFX, filed with the SEC on ________ ___,
            1997).

10.25+      Amendment to SCMC Warrant, dated __________ __, 1998.

10.26* Non-Negotiable Promissory Note, dated as of June 23, 1997, between SFX (as maker) and Sunshine Promotions, Inc. (as payee).

10.27 Partnership Agreement, dated as of April 1, 1994, by and among SM/PACE, Inc., YM Corp., The Westside Amphitheater Corporation, Charlotte Amphitheater Corporation and Amphitheater Entertainment Partnership.

10.28 Purchase Agreement, dated as of December 19, 1997, by and among SM/PACE, Inc., PACE Entertainment Corporation, Charlotte Amphitheater Corporation, The Westside Amphitheater Corporation and Viacom Inc.

10.29 Letter Purchase Agreement, dated as of December 22, 1997, by and among SM/PACE, Inc., YM Corp. and PACE Entertainment Corporation.

10.30 Extended Events Management Agreement, dated as of November 21, 1994, by and between The Woodlands Center for the Performing Arts and Pavilion Partners.

10.31 Operator Lease Agreement, dated as of September 26, 1989, by and between the City of Phoenix and The Westside Amphitheatre Corp.

10.32 Addendum to Operator Lease Agreement, dated as of September 26, 1989, by and between the City of Phoenix and Pavilion Partners.

10.33 Memorandum of Lease, dated as of April 1, 1994, by and between the City of Phoenix and Pavilion Partners.

10.34 Lease Agreement, dated as of February 9, 1994, by and between New Jersey Development Authority and Sony Music/Pace Partnership.

10.35 First Amendment to Lease Agreement, dated as of March 11, 1994, by and between New Jersey Economic Development and Sony Music/Pace Partnership.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.36 Second Amendment to Lease Agreement, dated as of June 7, 1994, by and between New Jersey Economic Development Authority and Pavilion Partners.

10.37 Third Amendment to Lease Agreement, dated as of March 15, 1995, by and between New Jersey Economic Development Authority and Pavilion Partners.

10.38 Fourth Amendment to Lease Agreement, dated as of March 11, 1997, by and between the New Jersey Economic Development Authority and Pavilion Partners.

10.39 Three Way Agreement, dated as of April 28, 1995, by and between New Jersey Economic Development Authority, South Jersey Performing Arts Center, Inc. and Pavilion Partners.

10.40 Lease Agreement, dated as of December 1, 1989, between Crossroads Properties, Incorporated and Pace Entertainment Group, Inc.

10.41 Assignment of Ground Lease, dated as of April 6, 1990, by and between Pace Entertainment Group, Inc. and YM/Pace Partnership.

10.42 Partnership Agreement, dated as of July 1, 1991, by and between SM/PACE Partnership and CDC Amphitheaters/I, Inc.

10.43 First Amendment to Partnership Agreement, dated as of January 31, 1992, by and between SM/PACE Partnership and CDC Amphitheaters/I, Inc.

10.44 Lease Agreement, dated as of December 1, 1990, by and between the City of Raleigh, North Carolina and Sony Music/Pace Partnership.

10.45 Amendment to Lease Agreement, dated as of November 15, 1995, by and between Walnut Creek Amphitheater Partnership and City of Raleigh, North Carolina.

10.46 Mutual Recognition Agreement, dated as of December 1, 1990, by and among Walnut Creek Amphitheater Financing Assistance Corporation, First Union National Bank of North Carolina, City of Raleigh, North Carolina and Sony Music/Pace Partnership.

10.47 Mutual Recognition Agreement, dated as of December 1, 1990, by and among Walnut Creek Amphitheater Financing Assistance Corporation, First Union National Bank of North Carolina, City of Raleigh, North Carolina and Sony Music/Pace Partnership.

10.48 Partnership Agreement, dated as of February 28, 1986, by and between Belz Investment Company, Inc., Martin S. Belz and Pace Productions, Inc.

10.49 First Amendment to Partnership Agreement, dated as of June 15, 1986, by and among Belz Investment Company, Martin S. Belz, Belz-Starwood, Inc. and Pace Productions, Inc.

10.50 Partnership Agreement, dated as of May 15, 1996, by and between Pavilion Partners and CDC/SMT, Inc.

10.51 Lease Agreement, Easement Agreement and Declaration of Restrictive Covenants, dated as of January 4, 1995, by and between South Florida Fair and Pam Beach County Expositions, Inc. and Pavilion Partners.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.52 First Amendment to Lease Agreement, dated as of June 5, 1995, by and between South Florida Fair and Pam Beach County Expositions, Inc. and Pavilion Partners.

10.53 Partnership Agreement, dated as of April 4, 1997, by and between Pavilion Partners and Irvine Meadows Amphitheater.

10.54 Amended and Restated Agreement, dated as of October 1, 1991, by and between The Irvine Company and Irvine Meadows.

10.55 Concession Lease, dated as of October 19, 1992, by and between the County of San Bernardino and Amphitheater Entertainment Corporation.

10.56 Partnership Formation Agreement, dated as of January 22, 1988, by and among MCA Concerts II, Inc. and Pace Entertainment Group, Inc.

10.57 Lease and Use Agreement, dated as of December 9, 1987, by and between City of Dallas and Pace Entertainment Group, Inc.

10.58 Agreement, dated as of October 10, 1988, by and between the City of Atlanta and MCA Concerts, Inc.

10.59 Amended Indenture of Lease, February 2, 1984, by and between the City of Atlanta and Filmworks U.S.A., Inc.

10.60 Amendment to Lease Agreement, dated as of October 10, 1988, between the City of Atlanta, Georgia and Filmworks U.S.A., Inc.

10.61 Agreement Regarding Sublease, dated as of January 20, 1988, by and between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.62 First Amendment to Sublease, dated as of January 21, 1988, between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.63 Second Amendment to Sublease, dated as of April 19, 1988, between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.64 Third Amendment to Sublease, dated as of September 15, 1988, between Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.65 Memorandum of Agreement, dated as of October 10, 1988, by and between the City of Atlanta and MCA Concerts, Inc.

10.66 Assignment of Sublease, dated as of June 15, 1989, by Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.67 Assignment of Sublease, dated as of June 23, 1989, by Filmworks U.S.A., Inc. and MCA Concerts, Inc.

10.68 Assignment of Agreement, dated as of June 15, 1989, by the City of Atlanta and MCA Concerts, Inc.

10.69 Assignment of Agreement, dated as of June 23, 1989, by the City of Atlanta and MCA Concerts, Inc.

EXHIBIT
  NO.                                   DESCRIPTION
-------     -------------------------------------------------------------------

10.70 Lease, dated as of June, 1997, by and between 500 Texas Avenue Limited Partnership and Bayou Place Performance Hall General Partnership.

10.71 Master Licensed User Agreement, dated as of February 1, 1996, by and between Ticketmaster Ticketing Co., Inc. and Pace Entertainment Corporation.

10.72 Joint Venture Agreement, dated as of July, 1995 by and between American Broadway, Inc. and Gentry & Associates, Inc.

10.73 Amended and Restated Employment Agreement, dated as of December 12, 1997, by and between SFX Entertainment, Inc. and Brian E. Becker.

10.74 Second Amended and Restated Partnership Agreement, dated as of April 1, 1994 by and between The Westside Amphitheatre Corporation, San Bernardino Amphitheater Corporation and YM Corp.

10.75 Employment Agreement, dated as of January 2, 1997, between Delsener/Slater Enterprises, Inc., SFX Broadcasting, Inc. and Ron Delsener.

10.76 Employment Agreement, dated as of January 2, 1997, between Delsener/Slater Enterprises, Inc., SFX Broadcasting, Inc. and Mitch Slater.

10.77 Bank Commitment Letter, dated January 15, 1998, among the Bank of New York, BNY Capital Markets, Inc., Lehman Commercial Paper, Inc., Goldman Sachs Credit Partners L.P. and SFX Entertainment, Inc.

10.78 Summary of Principal Terms and Conditions of Credit Facility, dated January 15, 1998.

21.1+       Subsidiaries of SFX Entertainment.

23.1        Consent of Baker & McKenzie (included in Exhibit 5.1).

23.2*       Consent of Ernst & Young LLP.

23.3*       Consent of Arthur Andersen LLP.

23.4*       Consent of Price Waterhouse LLP.

23.5*       Consent of Brian Becker.

24.1*       Power of Attorney.

27.1*       Financial Data Schedule.

99.1+       Opinion of Lehman Brothers (incorporated by reference to Annex B to
            Schedule 14A of SFX, filed with the SEC on ______ __, 1998).

---------
*   Previously filed.
+   To be filed by amendment.